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                                                                  Exhibit 10.7.1

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                                 LOAN AGREEMENT

                                     between

                      GMAC COMMERCIAL MORTGAGE CORPORATION

                                     Lender

                                       and

          SERVICO COUNCIL BLUFFS, INC., SERVICO WEST DES MOINES, INC.,
                SERVICO OMAHA, INC., SERVICO OMAHA CENTRAL, INC.
                            and SERVICO WICHITA, INC.

                                    Borrowers

                           Dated: as of July 18, 1996

                               Property Locations:

         ---------------------------------------------------------------
                  Best Western           Holiday Inn - Wichita Airport
               3537 West Broadway              5500 West Kellogg
           Council Bluffs, Iowa 51501        Wichita, Kansas 67209
         ---------------------------------------------------------------
                  Best Western                   Sheraton Inn
            11040 Hickman Rd. at I-80    4888 South 118 Street at I-80
           West Des Moines, Iowa 50325       Omaha, Nebraska 68137
         ---------------------------------------------------------------
                           Best Western Central
                      3702 South 72nd Street at I-80
                           Omaha, Nebraska 68124
         ---------------------------------------------------------------

                    Shapiro, Shapses, Block & Stachenfeld LLP
                              156 West 56th Street
                                   19th Floor
                            New York, New York 10019
                               Jill D. Block, Esq.

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                                TABLE OF CONTENTS

Section                                                                     Page

1. DEFINED TERMS ..........................................................    1

2. PAYMENT OF DEBT; INCORPORATION OF COVENANTS, CONDITIONS AND AGREEMENTS .    6

3. WARRANTY OF TITLE ......................................................    6

4. INSURANCE ..............................................................    7

5. PAYMENT OF TAXES .......................................................   11

6. TAX AND INSURANCE ESCROW FUND ..........................................   11

7. REPLACEMENT RESERVE; REPAIR, CORE MODERNIZATION IMPROVEMENT ESCROWS ....   12

8. CONDEMNATION ...........................................................   13

9. LEASES AND RENTS .......................................................   15

10. REPRESENTATIONS CONCERNING LOAN .......................................   16

11. SINGLE PURPOSE ENTITY; AUTHORIZATION ..................................   18

12. MAINTENANCE OF MORTGAGED PROPERTY .....................................   19

13. TRANSFER OR ENCUMBRANCE OF THE MORTGAGED PROPERTY .....................   20

14. ESTOPPEL CERTIFICATES; AFFIDAVITS .....................................   22

15. CHANGES IN THE LAWS REGARDING TAXATION ................................   22

16. NO CREDITS ON ACCOUNT OF THE DEBT .....................................   23

17. DOCUMENTARY STAMPS ....................................................   23

18. CONTROLLING AGREEMENT .................................................   23

19. BOOKS AND RECORDS .....................................................   23

20. PERFORMANCE OF OTHER AGREEMENTS .......................................   24

21. FURTHER ASSURANCES; RIGHT TO SPLIT THE LOAN ...........................   24

22. RECORDING OF MORTGAGE .................................................   25

23. REPORTING REQUIREMENTS ................................................   25

24. EVENTS OF DEFAULT .....................................................   26

25. LATE PAYMENT CHARGE ...................................................   27


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26. RIGHT TO CURE DEFAULTS ................................................   28

27. REMEDIES ..............................................................   28

28. RIGHT OF ENTRY ........................................................   31

29. SECURITY AGREEMENT ....................................................   31

30. ACTIONS AND PROCEEDINGS ...............................................   32

31. WAIVER OF SETOFF AND COUNTERCLAIM .....................................   32

32. CONTEST OF CERTAIN CLAIMS .............................................   32

33. RECOVERY OF SUMS REQUIRED TO BE PAID ..................................   33

34. MARSHALLING AND OTHER MATTERS .........................................   33

35. HAZARDOUS SUBSTANCES ..................................................   33

36. ASBESTOS ..............................................................   34

37. ENVIRONMENTAL MONITORING ..............................................   35

38. MANAGEMENT OF THE HOTEL ...............................................   35

39. HANDICAPPED ACCESS ....................................................   37

40. ERISA..................................................................   38

41. INDEMNIFICATION .......................................................   38

42. NOTICE ................................................................   39

43. AUTHORITY .............................................................   39

44. WAIVER OF NOTICE ......................................................   39

45. REMEDIES OF BORROWER ..................................................   39

46. SOLE DISCRETION OF LENDER .............................................   40

47. NON-WAIVER ............................................................   40

48. NO ORAL CHANGE ........................................................   40

49. LIABILITY .............................................................   40

50. INAPPLICABLE PROVISIONS ...............................................   41

51. SECTION HEADINGS ......................................................   41

52. COUNTERPARTS ..........................................................   41


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53. CERTAIN DEFINITIONS ...................................................   41

54. HOMESTEAD .............................................................   41

55. ASSIGNMENTS ...........................................................   41

56. SUBMISSION TO JURISDICTION ............................................   41

57. AGENT FOR RECEIPT OF PROCESS ..........................................   42

58. SERVICE OF PROCESS ....................................................   42

59. WAIVER OF JURY TRIAL ..................................................   42

60. CHOICE OF LAW .........................................................   42

61. RELEASE OF PORTIONS OF THE MORTGAGED PROPERTY .........................   43

62. LIMITATIONS ON RECOURSE ...............................................   43

63. CASH MANAGEMENT ARRANGEMENTS ..........................................   43


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                                 LOAN AGREEMENT

            This LOAN AGREEMENT dated as of July 18, 1996, between SERVICO COUNCIL BLUFFS, INC., an Iowa corporation, SERVICO WEST DES MOINES, INC., an Iowa corporation, SERVICO OMAHA, INC., a Nebraska corporation, SERVICO OMAHA CENTRAL, INC., a Nebraska corporation, and SERVICO WICHITA, INC., a Kansas corporation, each having its principal place of business at c/o Servico, Inc., 1601 Belvedere Road, West Palm Beach, Florida 33406 (collectively, "Borrower"), and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having an address at 8614 Westwood Center Drive, Suite 630, Vienna, Virginia 22182 ("Lender").

                                   WITNESSETH:

            WHEREAS, Lender is concurrently herewith making a loan to Borrower in the original principal amount of $16,840,000.00 (the "Loan") secured by a mortgage lien on, and security interest in, Borrower's interest in and to the real and personal property comprising the hotels listed on the attached Schedule A;

            WHEREAS, the Loan is evidenced by a certain Mortgage Note dated the date hereof made by Borrower in favor of Lender (the "Note") and secured by, among other things, those certain instruments titled Mortgage, Deed of Trust, Assignment of Leases and Rents and Security Agreement, each dated as of the date hereof from each of the parties constituting Borrower to Lender (individually or collectively as the context may require, the "Mortgage"; the Note, the Mortgage, this Agreement and all other documents executed or delivered in connection with the Loan, collectively, the "Loan Documents"); and

            WHEREAS, Lender and Borrower have agreed to enter into this Loan Agreement to memorialize their understanding regarding their respective rights and obligations in respect of the Loan.

            NOW, THEREFORE, in consideration of the making of the Loan and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

            1. Defined Terms

            The following terms shall have the following meanings:

            (a) "Access Laws" has the meaning set forth in Section 39 hereof.

            (b) "Asbestos" has the meaning set forth in Section 36 hereof.

            (c) "Assignment" has the meaning set forth in Section 2 hereof.

            (d) "Borrower" has the meaning set forth in the preamble to this Agreement.

            (e) "Cash Management Agreement" has the meaning set forth in Section 11 hereof.

            (f) "Collateral" has the meaning set forth in Section 29 hereof.

            (g) "Condemnation" has the meaning set forth in Section 8 hereof.
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            (h) "Core Modernization Escrow" has the meaning set forth in Section
7 hereof.

            (i) "Debt" means the outstanding principal balance of the Note from time to time, with all accrued and unpaid interest thereon, and all other sums now or hereafter due under the Loan Documents.

            (j) "Debt Service Coverage Ratio" shall mean the ratio of: (i) the NOI produced by the operation of the Mortgaged Property during the 12 calendar month period ending one month prior to the month immediately preceding the calculation (regardless of whether Borrower owned the Mortgaged Property for such 12-month period) to (ii) the payments of principal and interest due under this Loan Agreement and the Note for the 12 calendar month period immediately following the calculation (or imputed for such period if such payments have actually accrued for less than 12 calendar months).

            (k) "Default Rate" means the rate of interest payable from and after the occurrence of an Event of Default, as more particularly described in the Note.

            (l) "Environmental Agreement" has the meaning set forth in Section 2 hereof.

            (m) "Environmental Laws" has the meaning set forth in Section 35 hereof.

            (n) "Equipment" means all machinery, furnishings, equipment, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, without limitation, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, clock radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washer and dryers), other customary hotel equipment and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements.

            (o) "ERISA" has the meaning set forth in Section 40 hereof.

            (p) "Event of Default" has the meaning set forth in Section 24 hereof.

            (q) "Expenses" means the aggregate of the following items actually incurred by Borrower, whether or not paid, during the 12 month period ending one month prior to the date on which the NOI is to be calculated (except that reserves set forth in subsection (viii) below shall be adjusted by Lender


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to reflect projected adjustments for the subsequent 12 month period beginning on the date on which the NOI is to be calculated):

                  (i) Taxes and Other Charges (but specifically excluding income tax);

                  (ii) personal property taxes;

                  (iii) management fees of four (4%) percent of the gross income derived from the operation of the Mortgaged Property and disbursements;

                  (iv) wages, salaries, pension costs and all fringe and other employee-related benefits and expenses;

                  (v) franchise fees and other fees due under the Franchise Agreement;

                  (vi) Insurance Premiums;

                  (vii) the cost of utilities, and all other administrative, management, ownership, operating, leasing and maintenance expenses incurred in connection with the operation of the Mortgaged Property;

                  (viii) the cost of necessary repair of existing improvements on the Mortgaged Property with repairs necessary to maintain the Mortgaged Property to the same standards as competitive properties of similar size and location to the Mortgaged Property or that are required under the Franchise Agreement, together with adequate reserves for the repair of capital improvements on the Mortgaged Property, not to exceed four (4%) percent of gross income from the Mortgaged Property;

                  (ix) the cost of any other maintenance materials, heating, ventilation and air conditioning (HVAC) repairs, parts and supplies, and equipment; and

                  (x) all ordinary and customary expenses duly and appropriately incurred in connection with the use and operation of the Mortgaged Property but specifically excluding depreciation and other similar non-cash items, distributions of earnings to members, partners or shareholders of the entities comprising Borrower and debt service payable in respect of the Loan and any other indebtedness of Borrower.

            (r) "Franchise Agreement" means, collectively, the franchise agreements set forth on Schedule A hereto, or any permitted successor or replacement franchise agreement, pursuant to which Borrower has the right to operate the hotel located on the Mortgaged Property under a name and/or hotel system controlled by such franchisor.

            (s) "Franchisor" means, for each of the individual hotels comprising the Mortgaged Property, the franchisor under the respective Franchise Agreement.

            (t) "Guarantor" means any guarantor of all or any part of the Debt.

            (u) "Hazardous Substances" has the meaning set forth in Section 35 hereof.


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            (v) "Improvements" means the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located on the Premises.

            (w) "Insurance Premiums" has the meaning set forth in Section 4(d) hereof.

            (x) "Insured Casualty" has the meaning set forth in Section 4(e)(ii) hereof.

            (y) "Intangibles" means, without limitation, all of Borrower's right, title and interest in and to all accounts, escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as such terms are defined in the Uniform Commercial Code, and all contract rights, franchises, books, records, appraisals, architects and engineering plans, specifications, environmental and other reports relating to the Premises, trademarks, trade names, symbols, permits, licenses (to the extent assignable), approvals, actions, tenant or guest lists, correspondence with present and prospective purchasers, tenants, guests and suppliers, advertising materials and telephone exchange numbers as identified in such materials, refunds of real estate taxes and assessments and causes of action which now or hereafter relate to, are derived from or are used in connection with the Premises, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon.

            (z) "Leases" means all leases and other agreements affecting the use, enjoyment or occupancy of the Premises or the Improvements heretofore or hereafter entered into (including, without limitation, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of the Premises), together with any guarantees, supplements, amendments, modifications, extensions and renewals of any thereof, and all additional remainders, reversions, and other rights and estates appurtenant thereto.

            (an) "Lender" has the meaning set forth in the preamble to this Agreement.

            (bb) "Loan" has the meaning set forth in the recitals of this Agreement.

            (cc) "Loan Documents" has the meaning set forth in the recitals of this Agreement.

            (dd) "Loan-to-Value Ratio" means the ratio of: (i) the Debt, plus all other debt (or other liquidated economic obligations) which are then outstanding and secured by the Mortgaged Property, to (ii) the appraised value of the Mortgaged Property as estimated by an appraiser acceptable to Lender. Any appraisal for purposes of calculating the Loan-to-Value Ratio shall be performed in accordance with the then-approved standards under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended (FIRREA).

            (ee) "Management Agreement" means, collectively, the Consulting Agreements more particularly set forth on Schedule A hereto pursuant to which the managers identified therein operate the Mortgaged Property as hotels.

            (ff) "Maturity Date" means the Maturity Date (as such term is defined in the Note).

            (gg) "Mortgage" has the meaning set forth in the recitals of this Agreement.

            (hh) "Mortgaged Property" shall mean the Premises, all real and personal property located on or related to the Premises, including without limitation, the Collateral, Equipment, Improvements, Intangibles, Rents, Condemnation awards, insurance proceeds, tradenames, trademarks,


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servicemarks, logos, copyrights, goodwill, books and records, all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Premises as a result of tax certiorari or any applications or proceedings for reduction, all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all proceeds, substitutions and replacements thereof.

            (ii) "NOI" means the gross income derived from the operation of the Mortgaged Property less Expenses. NOI shall include Rents and such other income, including any rent loss, business interruption or business income insurance proceeds, vending or concession income, late fees, forfeited security deposits and other miscellaneous tenant charges, and Expenses booked during the period for which the NOI is being calculated, as set forth on operating statements satisfactory to Lender. NOI shall be calculated on an accrual basis in accordance with generally accepted accounting principles consistently applied.

            (jj) "Note" has the meaning set forth in the recitals of this Agreement.

            (kk) "O&M Plan" has the meaning set forth in Section 36 hereof.

            (ll) "Other Charges" has the meaning set forth in Section 5 hereof.

            (mm) "Policies" has the meaning set forth in Section 4(d) hereof.

            (nn) "Premises" means, collectively, the real property comprising the Mortgaged Property, more particularly described on Exhibits A to each of instruments comprising the Mortgage.

            (oo) "Release Conditions" means, immediately following the proposed release of a portion of the Mortgaged Property as provided herein: (i) the Debt Service Coverage Ratio with respect to the remaining Mortgaged Property is projected to be not less than 1.65:1; and (ii) the Loan-to-Value Ratio with respect to the remaining Mortgaged Property, expressed as a percentage, is not more than sixty (60%) percent.

            (pp) "Remedial Work" has the meaning set forth in Section 37 hereof.

            (qq) "Rents" means all income, rents, room rates, issues, profits, revenues (including oil and gas or other mineral royalties and bonuses), deposits and other benefits from the Mortgaged Property including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities and otherwise, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the Mortgaged Property or personally located thereon, or rendering of services by Borrower or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others including, without limitation, from the rental of any office space, retail space, commercial space, guest room or other space, halls, stores or offices, including any deposits securing reservations of such space (except to the extent such deposits are required to be returned or refunded to the depositor), exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, net vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment or occupancy of the Mortgaged Property.

            (rr) "Repair Agreement" has the meaning set forth in Section 7 hereof.


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            (ss) "Repair Escrow" has the meaning set forth in Section 7 hereof.

            (tt) "Replacement Agreement" has the meaning set forth in Section 7 hereof.

            (uu) "Replacement Reserve" has the meaning set forth in Section 7 hereof.

            (vv) "Securities" has the meaning set forth in Section 21 hereof.

            (ww) "Tax and Insurance Escrow Fund" has the meaning set forth in
Section 6 hereof.

            (xx) "Taxes" has the meaning set forth in Section 5 hereof.

            (yy) "Uniform Commercial Code" means the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Mortgaged Property is located.

            Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note.

            2. Payment of Debt; Incorporation of Covenants, Conditions and Agreements

            (a) Payments made by Borrower to Lender under the Note and hereunder shall be applied by Lender in the following order of priority: (i) first, to required deposits to the escrows established in accordance herewith for the payment of Taxes and Other Charges; (ii) next, to required deposits to the Replacement Reserve as provided in the Replacement Agreement; (iii) next, to reimburse Lender for any unpaid costs and expenses incurred by Lender on Borrower's behalf; (iv) next, to accrued and unpaid interest on the Loan; and
(v) last, to the reduction of the principal balance of the Loan; or, upon an Event of Default, in such other order and priority as Lender shall determine in its sole discretion.

            (b) All the covenants, conditions and agreements contained in the Note, the Mortgage, this Agreement, the Assignment of Leases and Rents dated as of the date hereof from Borrower to Lender (the "Assignment"), the Environmental Indemnity Agreement dated as of the date hereof among Lender, Borrower and Servico, Inc. (the "Environmental Agreement") and the other Loan Documents are hereby made a part of this Agreement to the same extent and with the same force as if fully set forth herein.

            3. Warranty of Title

            Borrower represents and warrants that Borrower has good, marketable and insurable fee simple title to the Premises and has the full power, authority and right to execute, deliver and perform its obligations under this Agreement and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign, hypothecate and grant a security interest in the Mortgaged Property (except with respect to certain municipal permits and licenses, and certain contracts and franchises the assignability of which, by their terms or as a matter of law is restricted) and that Borrower possesses an unencumbered fee estate in the Premises and the Improvements, and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions approved by Lender and shown in the title insurance policy insuring the lien of the Mortgage, and that the Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to such exceptions. Borrower shall forever warrant, defend and preserve such title and the validity and priority of the lien of the Mortgage and shall forever warrant and defend such title, validity and priority to Lender against the claims of all persons whomsoever.


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

            4. Insurance

            (a) Borrower, at its sole cost and expense, will keep the Mortgaged Property insured during the entire term of this Agreement for the mutual benefit of Borrower and Lender against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. The insurance policy shall contain option perils and income loss endorsements and if any of the Improvements or the use of the Mortgaged Property shall at any time constitute legal nonconforming structures or uses, a law and ordinance endorsement. Such insurance shall be in an amount: (i) equal to at least the then full replacement cost of the Improvements and the Equipment, without deduction for physical depreciation; and
(ii) such that the insurer would not deem Borrower a co-insurer under such policies. The deductible in respect of such insurance shall be reasonably satisfactory to Lender. From time to time, upon Lender's request, Borrower shall promptly furnish Lender with evidence that the insurance required hereunder is in full force and effect, and that Lender shall be given not less than 30 days notice of any cancellation of any such required coverage. Each policy shall contain the "Replacement Cost Endorsement" with a waiver of depreciation.

            (b) Borrower shall also obtain and maintain during the entire term of this Agreement, at its sole cost and expense, for the mutual benefit of Borrower and Lender, the following policies of insurance:

                  (i) Flood insurance if any part of the Mortgaged Property is currently or at any time in the future located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) in an amount at least equal to the lesser of: (A) the outstanding principal amount of the Note; and (B) the maximum limit of coverage available with respect to the Improvements and the Equipment under such Act.

                  (ii) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and "Dram shop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Mortgaged Property, and containing minimum limits per occurrence of $5,000,000.00 for the Premises and the Improvements, except that if the Mortgaged Property contains a swimming or health club facility, or if any buildings at the Mortgaged Property contain 6 or more stories, the minimum limits per occurrence shall be $10,000,000.00, or such greater amount as may be required under the Franchise Agreement.

                  (iii) Rental loss insurance in an amount equal to the aggregate annual amount of all rents and additional rents payable by all of the tenants under the Leases (whether or not such Leases are terminable in the event of a fire or casualty), such rental loss insurance to cover rental losses for a period of at least one year after the date of the fire or casualty in question. The amount of such rental loss insurance shall be increased from time to time during the term of this Agreement as and when new Leases and renewal Leases are entered into in accordance with the terms of this Agreement, to reflect all increased rent and increased additional rent payable by all of the tenants under such renewal Leases and all rent and additional rent payable by all of the tenants under such new Leases.

                  (iv) Business income insurance: (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Section 4(a); (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the


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

      Improvements and all personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 12 months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to the sum of Expenses and NOI, in each case for the preceding full calendar year. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on clause (D) of this subsection. All insurance proceeds payable to Lender pursuant to this Section shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note; provided, however, that after such application to Borrower's obligations hereunder Lender shall make available from time to time upon Borrower's request such amounts as may be reasonably necessary to operate and maintain the Mortgaged Property; provided further, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually and timely paid out of the proceeds of such business income insurance;

                  (v) Insurance, in an amount equal to the lesser of $2,000,000, or the insurable value of the Improvements, against loss or damage from:
      (A) leakage of sprinkler systems; and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements.

                  (vi) Worker's compensation insurance with respect to any employees of Borrower, as required by any governmental authority or legal requirement.

                  (vii) Motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $5,000,000 or such greater amount as may be required under the Franchise Agreement.

                  (viii) A blanket fidelity bond and errors and omissions insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by: (A) Borrower's personnel; (B) any employees of outside firms that provided appraisal, legal, data processing, or other services for Borrower; and (C) temporary contract employees or student interns.

                  (ix) Earthquake insurance (including subsidence), if the Mortgaged Property is located in an earthquake prone region and if required by Lender.

                  (x) Such other insurance as may from time to time be reasonably required by Lender in order to protect its interests in the Mortgaged Property or as may be required by the Franchise Agreement.

            (c) Borrower shall increase the amount of insurance required to be provided hereunder at the time that each such policy is renewed (but, in any event not less frequently than once during each 12-month period) by using the F.W. Dodge Building Index to determine whether there has been an increase in the replacement cost of the improvement since the most recent adjustment of any such policy and, if there has been any such increase, the amount of insurance required to be provided hereunder shall be adjusted accordingly.

            (d) All policies of insurance required pursuant to this Section (collectively, the "Policies") shall: (i) be issued by an insurer with an investment grade rating for claims paying ability by Moody's Investors Service, Inc., Standard & Poor's Rating Group, Fitch Investor Service and Duff &

Phelps, Inc., if rated; (ii) contain a standard noncontributory mortgagee clause naming Lender as the person to which all payments made by such insurance company shall be paid; (iii) be maintained throughout the term of this Agreement without cost to Lender; (iv) be assigned and delivered to Lender (or in lieu of such policies, certificates evidencing such insurance may be delivered to Lender);
(v) contain such provisions as Lender deems reasonably necessary or appropriate to protect its interest including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer thereunder, and that Lender shall receive at least 30 days prior written notice of any modification, reduction or cancellation; and (vi) be reasonably satisfactory in form and substance to Lender, and be approved by Lender as to amounts, form, risk coverage, deductible, loss payees and insureds. Borrower shall pay the premiums for the Policies (the "Insurance Premiums") as they become due and payable. Not later than 10 days prior to the expiration date of each of the Policies, Borrower will deliver to Lender satisfactory evidence of the renewal of each Policy.

            (e) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice thereof to Lender.

                  (i) In the case of a loss covered by Policies, Lender may participate in the settlement and adjustment of any claim; provided, however, that Borrower may adjust losses aggregating not in excess of $100,000.00 if such adjustment is carried out in a competent and timely manner, and provided in any case that Lender shall be, and is hereby, authorized to collect and receipt for any such insurance proceeds. The expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Debt, shall be secured by the Mortgage and shall be reimbursed by Borrower to Lender on demand.

                  (ii) In the event of any insured damage to or destruction of the Mortgaged Property or any part thereof (an "Insured Casualty") the insurance proceeds in respect of which are less than $100,000.00 such proceeds shall be paid to Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or the part thereof subject to the Insured Casualty, as provided for below; and Borrower hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding. In the event of an Insured Casualty the insurance proceeds in respect of which equal or exceed $100,000.00 where: (A) the proceeds of insurance are sufficient to enable Borrower to fully restore the Mortgaged Property (or Borrower deposits with Lender any shortfall or provides evidence that such sums have been paid toward restoration of the Mortgaged Property); (B) the term of, and proceeds derived from, Borrower's business interruption insurance (or other similar insurance) shall be sufficient to fully cover the period that the Mortgaged Property is undergoing restoration (or Borrower deposits with Lender any shortfall or provides evidence that such sums have been paid toward the operation of the Mortgaged Property); (C) Lender determines that the restoration is reasonably capable of being completed at least 12 months prior to the Maturity Date; (D) the Loan-to-Value Ratio upon completion of restoration is estimated, by an appraiser acceptable to Lender, to be no greater than .6:1.0; (E) the Franchise Agreement has not been, and cannot be, terminated as a result of the Insured Casualty; (F) the restoration can be completed within 18 months from the date that the Insured Casualty occurred, or within such shorter time period as may be required by the Franchise Agreement; (G) the restoration is permitted or required under the Franchise Agreement; and (H) the Debt Service Coverage Ratio upon completion is reasonably anticipated to be at least 1.65:1, then, if no Event of Default shall have occurred and be continuing, the proceeds of insurance shall be paid to Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or the part thereof subject to the Insured Casualty, as provided for below; and Borrower hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding. NOI for purposes of this calculation shall be NOI for the 12 calendar month period immediately preceding the casualty, unless the appraiser referenced in clause (D) above estimates that NOI after the restoration will be more than ten (10%) percent less than NOI for such 12 calendar month period, in which case the Debt Service Coverage Ratio shall be calculated using the appraiser's estimate of NOI.

            (iii) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt or paid to Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or the part thereof subject to the Insured Casualty, in the manner set forth below. Any such application to the Debt shall not be considered a voluntary prepayment requiring payment of the prepayment consideration provided in the Note, except that if an Event of Default, or an event which, with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, then such application shall be subject to the prepayment consideration computed in accordance with the Note, if any. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.

            (iv) In the event that proceeds of insurance, if any, shall be made available to Borrower for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Borrower hereby covenants to restore, repair, replace or rebuild the Mortgaged Property to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and plans and specifications approved in advance by Lender and otherwise in accordance with the requirements of the Franchise Agreement, if any; provided, however, that Borrower shall pay all costs (and if required by Lender, shall deposit the total thereof with Lender in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

            (v) In the event Borrower is entitled to insurance proceeds held by Lender, such proceeds shall be disbursed from time to time upon Lender being furnished with: (A) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding; (B) funds, or, at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding; and (C) such architect's certificates, waivers of lien for work previously performed or contemporaneously funded, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve. Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld). No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety (90%) percent of the value of the work performed from time to time. Funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds, and at all times the undisbursed balance of such proceeds remaining in Lender's possession, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens and claims of lien. Any surplus which may remain out of insurance proceeds held by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall be delivered to Borrower, provided such restoration was performed in accordance with the provisions of this Section and Borrower is not then in default of its obligations under the Loan Documents.

            (f) Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section. Notwithstanding the foregoing, Borrower may carry insurance not required under this Agreement, provided any such insurance affecting the Mortgaged Property shall be for the mutual benefit of Borrower and Lender, as their respective interests may appear, and shall be subject to all other provisions of this Section.

            5. Payment of Taxes

            Borrower shall pay all taxes and assessments, now or hereafter levied, assessed or imposed against the Mortgaged Property or any part thereof (collectively, the "Taxes ") and all ground rents, maintenance charges, water rates and sewer rents, other governmental impositions, and other charges including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied, assessed or imposed against the Mortgaged Property or any part thereof (collectively, the "Other Charges") as they become due and payable. Borrower will deliver to Lender evidence satisfactory to Lender that the Taxes and Other Charges have been so paid, or are not then delinquent, no later than 30 days following the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall not suffer, and shall promptly cause to be paid and discharged, any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property. Borrower shall furnish to Lender or its designee receipts for the payment of the Taxes prior to the date the such obligations shall become delinquent. Borrower shall be entitled to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount of any Taxes or Other Charges. Notwithstanding the preceding sentence, during the pendency of any such contest Borrower shall pay or cause to be paid all Taxes and Other Charges as and when due and payable, or otherwise in accordance with Section 32 hereof.

            6. Tax and Insurance Escrow Fund

            (a) Borrower shall pay to Lender on the first day of each calendar month: (i) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing 12 months; and (ii) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts described in clauses (i) and (ii) above, collectively, the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund and the monthly installments of principal and interest payable under the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Borrower hereby pledges to Lender any and all monies now or hereafter deposited in the Tax and Insurance Escrow Fund as additional security for the payment of the Debt. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 4 and 5 hereof. Provided that sufficient funds are then available to pay the current Taxes, Lender shall discharge such obligations at such time as will effect the maximum discount available, if any. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 4 and 5 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. If the Tax and Insurance Escrow Fund is not sufficient to pay the items set forth in clauses
(i) and (ii) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, Lender may apply any sums then comprising the Tax and Insurance Escrow Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, any amounts in the Tax and Insurance Escrow Fund shall constitute additional security for the Debt. To the extent permitted by applicable law, the Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Tax and Insurance Escrow Fund shall be payable to Borrower.

            (b) Anything to the contrary contained herein notwithstanding, Borrower shall be required to make the payments described in clause (ii) of subsection (a) of this Section only upon Borrower's failure to maintain the insurance required pursuant to Section 4 hereof or to furnish evidence of payment as provided in Section 4 hereof.

            7. Replacement Reserve; Repair, Core Modernization Improvement
Escrows

            (a) Lender has this day established an interest bearing reserve account at a federally insured institution (the "Replacement Reserve"), the balance of which shall be maintained and disbursed in accordance with the Replacement Reserve Agreement dated as of the date hereof between Borrower and Lender (the "Replacement Agreement"). As more particularly set forth in the Replacement Agreement, Borrower shall deposit monthly with Lender an amount equal to one-twelfth of four (4%) percent of the gross income derived from the Mortgaged Property during the preceding fiscal year. For the remaining portion of Borrower's current fiscal year, Borrower shall deposit $45,131.65 monthly into the Replacement Reserve. Notwithstanding anything to the contrary in this Section, in no event shall the monthly payments in respect of the Replacement Reserve ever fall below $45,131.65 as more particularly set forth in the Replacement Agreement. Borrower hereby pledges to Lender any and all monies now or hereafter deposited in the Replacement Reserve as additional security for the payment of the Debt. All earnings or interest on the Replacement Reserve shall be and become part of such Replacement Reserve and shall be disbursed as provided in the Replacement Agreement and in this Section.

            (b) Borrower has this day deposited with Lender, and Lender has this day established, an interest bearing escrow account at a federally insured institution the sum of $278,600.00 (the "Repair Escrow") to be maintained and disbursed in accordance with the Repair Escrow Agreement dated as of the date hereof between Borrower and Lender (the "Repair Agreement"). Borrower hereby pledges to Lender any and all monies now or hereafter deposited in the Repair Escrow as additional security for the payment of the Debt. All earnings or interest on the Repair Escrow shall be and become part of such Repair Escrow and shall be disbursed as provided in the Repair Agreement and in this Section.

            (c) Borrower has this day deposited $3,361,705.00 with Lender, and Lender has this day established, an interest bearing escrow account at a federally insured institution (the "Core Modernization Escrow") to be maintained and disbursed for core modernization improvements in accordance with the Repair Agreement. Borrower hereby pledges to Lender any and all monies now or hereafter deposited in the Core Modernization Escrow as additional security for the payment of the Debt. All earnings or interest on the Core Modernization Escrow shall be and become part of such Core Modernization Escrow and shall be disbursed as provided in the Repair Agreement and in this Section.

            (d) Funds on deposit with Lender shall be invested in direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America, or are fully FDIC-insured demand and time deposits. Lender shall exercise best efforts to direct such investments to obtain for Borrower the highest rate of return, given the amounts available for investment and Borrower's timing requirements as communicated to Lender for access to the funds.

            8. Condemnation

            (a) Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a "Condemnation") and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for such Condemnation and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Agreement; provided, however, that Lender shall not exercise such power of attorney unless and until there occurs an Event of Default. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents, and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Lender to the discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided in the Note.

            (b) If the Mortgaged Property shall be the subject of a Condemnation, in whole or in part, Borrower shall give prompt notice thereof to Lender.

                  (i) In the case of a Condemnation, Lender may participate in the settlement and adjustment of any claim; provided, however, that Borrower may adjust losses aggregating not in excess of $100,000.00 if such adjustment is carried out in a competent and timely manner, and provided in any case that Lender shall be, and is hereby, authorized to collect and receipt for any such Condemnation award or proceeds. The expenses incurred by Lender in the adjustment and collection of a Condemnation award or proceeds shall become part of the Debt, shall be secured by the Mortgage and shall be reimbursed by Borrower to Lender on demand.

                  (ii) In the event of any Condemnation affecting all or any portion of the Mortgaged Property the award in respect of which is less than $100,000.00 such award shall be paid to Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or the part thereof subject to the Condemnation, as provided below, and Borrower hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding. In the event of any Condemnation affecting all or any portion of the Mortgaged Property the award in respect of which equals or exceeds $100,000.00 where: (A) the Condemnation award or proceeds are sufficient to enable Borrower to fully restore the Mortgaged Property (or Borrower deposits with Lender any shortfall or provides evidence that such sums have been paid toward restoration of the Mortgaged Property); (B) the term of, and proceeds derived from, Borrower's business interruption insurance (or other similar insurance) shall be sufficient to fully cover the period that the Mortgaged Property is undergoing restoration (or Borrower deposits with Lender any shortfall or provides evidence that such sums have been paid toward the operation of the Mortgaged Property); (C) Lender determines that the restoration is reasonably capable of being completed at least 12 months prior to the Maturity Date; (D) the Loan-to-Value Ratio upon completion of restoration is estimated, by an appraiser acceptable to Lender, to be no greater than .6:1.0; (E) the Franchise Agreement has not been, and cannot be, terminated as a result of the Condemnation; (F) the restoration can be completed within 18 months from the date that the Condemnation occurred, or within such shorter time period as may be required by the Franchise Agreement; (G) the restoration is permitted or required under the Franchise Agreement; and (H) the Debt Service Coverage Ratio upon completion is reasonably anticipated to be at least 1.65:1, then, if no Event of Default shall have occurred and be continuing, the Condemnation award or proceeds shall be paid to Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or the part thereof subject to the Condemnation, as provided for below; and Borrower hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding. NOI for purposes of this calculation shall be NOI for the 12 calendar month period immediately preceding the Condemnation, unless the appraiser referenced in clause (D) above estimates that NOI after the restoration will be more than ten (10%) percent less than NOI for such 12 calendar month period, in which case the Debt Service Coverage Ratio shall be calculated using the appraiser's estimate of NOI.

                  (iii) Except as provided above, the award or proceeds collected upon any Condemnation shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt or paid to Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or the part thereof subject to the Condemnation in the manner set forth below. Any such application to the Debt shall not be considered a voluntary prepayment requiring payment of the prepayment consideration provided in the Note, except that if an Event of Default, or an event which, with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, then such application shall be subject to the prepayment consideration computed in accordance with the Note, if any. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.

                  (iv) In the event that a Condemnation award or proceeds, if any, shall be made available to Borrower for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Borrower hereby covenants to restore, repair, replace or rebuild the Mortgaged Property to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law and plans and specifications approved in advance by Lender; provided, however, that Borrower shall pay all costs (and if required by Lender, shall deposit the total thereof with Lender in advance) of such restoring, repairing, replacing or rebuilding in excess of the net award or proceeds made available pursuant to the terms hereof.

                  (v) In the event Borrower is entitled to proceeds held by Lender, such proceeds shall be disbursed from time to time upon Lender being furnished with: (A) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding;
      (B) funds, or, at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the Condemnation award or proceeds to complete the proposed restoration, repair, replacement and rebuilding; and (C) such architect's certificates, waivers of lien for work previously performed or contemporaneously funded, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve. Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld). No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety (90%) percent of the value of the work performed from time to time. Funds other than the Condemnation award or proceeds shall be disbursed prior to disbursement of such proceeds, and at all times the undisbursed balance of such proceeds remaining in Lender's possession, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens and claims of lien. Any surplus which may remain out of a Condemnation award or proceeds held by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall be delivered to Borrower, provided such restoration was performed in accordance with the provisions of this Section, and Borrower is not then in default of its obligations under the Loan Documents.

            9. Leases and Rents

            (a) In connection with the Loan, Borrower has absolutely and unconditionally assigned to Lender all of Borrower's right, title and interest in all current and future Leases and Rents, it being intended by Borrower that such assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Lender shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise to impose any obligation upon Lender. Borrower shall execute and deliver to Lender such additional instruments, in form and substance reasonably satisfactory to Lender, as may hereafter be requested by Lender to further evidence and confirm such assignment. Nevertheless, subject to the terms of this Section, Lender has granted to Borrower a revocable license to operate and manage the Mortgaged Property and to collect the Rents. Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, in trust for the benefit of Lender for use in the payment of such sums. Upon the occurrence of an Event of Default, the license granted to Borrower shall automatically be revoked, and Lender shall immediately be entitled to possession of all Rents, whether or not Lender enters upon or takes control of the Mortgaged Property. Lender is hereby granted and assigned by Borrower the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after revocation of the license may be applied toward payment of the Debt in such priority and proportions as Lender in its discretion shall deem appropriate.

            (b) Borrower shall furnish Lender with executed copies of all Leases for space in excess of 2,000 square feet at any hotel comprising the Mortgaged Property. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates and shall be arms-length transactions. All proposed Leases shall be subject to the prior approval of Lender except that proposed Leases which: (i) are for less than 2,000 square feet in the aggregate at each hotel comprising the Mortgaged Property; (ii) are the result of an arms-length transaction with a bona fide, independent third-party; (iii) provide for rental rates comparable to existing market rates; and (iv) do not contain any terms which would materially affect Lender's rights under the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents, shall not be subject to the prior approval of Lender. All Leases shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Lender. Borrower shall: (A) observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (B) promptly send to Lender copies of all notices of default which Borrower shall send or receive thereunder; (C) enforce all of the terms, covenants and conditions contained in the Lease on the part of the lessee thereunder to be observed or performed, short of termination thereof (which shall not be effected without prior notice to Lender and otherwise in accordance with the terms hereof or of the Assignment); (D) not collect any Rents more than one month in advance, except as may be permitted in the Assignment, (E) not execute any other assignment of the lessor's interest in the Leases or Rents;
(F) other than de minimis non-financial amendments, not alter, modify or change the terms of the Leases without the prior written consent of Lender (which consent shall not be unreasonably withheld), or, except if a lessee is in default, cancel or terminate the Leases or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Mortgaged Property or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; provided, however, that any Lease may be cancelled if at the time of the cancellation thereof a new Lease is entered into with a bona fide, independent third-party on substantially the same terms or more favorable terms as the cancelled Lease; (G) not alter, modify or change the terms of any guaranty of the Leases or cancel or terminate such guaranty without the prior written consent of Lender; (H) not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Lender; and (I) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Mortgaged Property as Lender shall from time to time request. Notwithstanding anything to the contrary contained in subsection (b) of this Section, the provisions of clauses (B), (C), (F), (G) and (H) of this subsection (b) shall not apply to any Lease the rentable square footage of which is for less than 2,000 square feet.

            (c) All security deposits of lessees in excess of $5,000.00, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower at such commercial or savings bank or banks as may be reasonably satisfactory to Lender. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Lender, shall, if permitted pursuant to any legal requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Borrower shall, upon Lender's request, if permitted by any applicable legal requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Mortgaged Property, to be held by Lender subject to the terms of the Leases.

            (d) Anything herein to the contrary notwithstanding, Lender's consent shall not be required for any modification, amendment or termination of the Lease to Bleu Ox, Inc. affecting the restaurant space at the Mortgaged Property located in Council Bluffs, Iowa.

            10. Representations Concerning Loan

            Borrower represents, warrants and covenants as follows:

            (a) The Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents are the legal, valid and binding obligations of Borrower, and are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

            (b) To the best of Borrower's knowledge after due inquiry, all certifications, permits, licenses and approvals required for the legal use, occupancy and operation of the Mortgaged Property as a hotel including, without limitation, any applicable liquor license, certificate of completion and occupancy permit, have been or will be obtained and are in full force and effect. The Mortgaged Property is free of material damage and is in good repair, and there is no proceeding pending or, to the best of Borrower's knowledge, threatened for the total or partial condemnation of, or affecting, the Mortgaged Property.

            (c) All of the Improvements which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, no improvements on adjoining properties encroach upon the Mortgaged Property except as shown on the surveys furnished to Lender in connection with the Loan and, except as shown on such surveys, no easements or other encumbrances upon the Premises encroach upon any of the Improvements, so as to affect the value or marketability of the Mortgaged Property. The Mortgaged Property is contiguous to and has access to a physically and legally open all-weather public street, has all necessary permits and approvals for ingress and egress, is adequately serviced by public water, sewer systems and utilities and is on one or more separate tax parcels, all of which are separate and apart from any other property owned by Borrower or any other person. The Mortgaged Property has all necessary access by public roads or easements which in each case are not terminable and are not subordinate to any mortgage other than the Mortgage. To the best of Borrower's knowledge after due inquiry, all of the Improvements comply with all requirements of applicable building codes, zoning and subdivision laws and ordinances.

            (d) To the best of Borrower's knowledge after due inquiry, the Mortgaged Property is not subject to any leases, licenses or other use or occupancy agreements other than the Leases described in the rent roll delivered to Lender in connection with this Agreement. No person has any possessory interest in the Mortgaged Property or right to occupy any portion thereof except under and pursuant to the provisions of the Leases or transient hotel guests in the ordinary course of Borrower's business.

            (e) The survey of the Mortgaged Property delivered to Lender in connection with this Agreement has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Mortgaged Property is situated, and to the best of Borrower's knowledge after due inquiry, does not fail to reflect any material matter affecting the Mortgaged Property or the title thereto.

            (f) The financial statements heretofore furnished to Lender are, as of the date specified therein, complete and correct in all material respects and fairly present the financial condition of Borrower, and are prepared in accordance with generally accepted accounting principles, consistently applied. Borrower does not have on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which in each case are known to Borrower and which, in Borrower's opinion, are reasonably likely to result in a material adverse effect on the Mortgaged Property or the operation thereof as a hotel, except as referred to or reflected or provided for in the financial statements heretofore furnished to Lender or as otherwise disclosed to Lender herein. Since the last date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower from that set forth in such financial statements as of the dates thereof.

            (g) The Franchise Agreement is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

            (h) The Management Agreement is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

            (i) Neither the execution and delivery of the Loan Documents, Borrower's performance thereunder, the recordation of the Mortgage, nor the exercise of any remedies by Lender, will adversely affect (A) Borrower's rights under either the Franchise Agreement or the Management Agreement or (B) the licenses, registrations, permits, certificates, authorizations and approvals necessary for the operation of the Mortgaged Property as a hotel.

            (j) The current Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions which with the passage of time and/or notice would constitute defaults thereunder.

            11. Single Purpose Entity; Authorization

            Except as otherwise provided for herein, in the other Loan Documents or in that certain Cash Management Agreement dated as of January 31, 1995 among Servico, Inc., Servico Management Corporation and various other affiliates of Servico, Inc., as amended to date (as so amended, the "Cash Management Agreement"), Borrower represents and warrants, and covenants for so long as any obligations secured by the Mortgage remain outstanding, as follows:

            (a) Each entity comprising Borrower does not and will not own any asset or property other than: (i) its respective portion of the property comprising the Mortgaged Property; and (ii) incidental personal property necessary for the ownership or operation of the Mortgaged Property.

            (b) Each entity comprising Borrower does not and will not engage in any business other than the ownership, management and operation of its respective portion of the property comprising the Mortgaged Property, and each entity comprising Borrower will conduct and operate its business in all material respects as presently conducted and operated.

            (c) Except with respect to the Management Agreement and the Cash Management Agreement which, in their present forms, are acceptable to Lender, Borrower will not enter into any contract or agreement with any Guarantor or an affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length third-party basis.

            (d) Borrower has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than: (i) the Debt; and (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are customary and reasonable under the circumstances. Except with Lender's prior written approval in each instance, no indebtedness other than the Debt is or shall be secured by the Mortgaged Property. Lender's approval shall be granted or withheld at Lender's sole discretion. Notwithstanding the preceding sentence, Borrower may lease or purchase on an installment basis, telephone systems, televisions, property management systems, HVAC units, signage, copy machines, electronic lock systems, laundry equipment and similar equipment in the ordinary course of its business so long as: (A) the annual payments for all such equipment (excluding payments in respect of such equipment under leases existing on and as of the date hereof and to which leases Lender has consented) for any hotel comprising the Mortgaged Property does not exceed $20,000; and (B) the Debt Service Coverage Ratio for any such hotel is not less than 1.65:1.

            (e) Borrower has not made and will not make any loans or advances to any third party (including any constituent party, any Guarantor or any affiliate of Borrower, of any constituent party or of any Guarantor), except in de minimus amounts in the ordinary course of business and of the character of trade or operational expenses.

            (f) Borrower has done or caused to be done, and will do or cause to be done, all things necessary to preserve its existence, and Borrower will not, nor will Borrower permit any constituent party or Guarantor, to amend, modify or otherwise change the articles of incorporation, bylaws or other organizational documents of Borrower or such constituent party or Guarantor in a manner which would adversely affect the Borrower's existence as a single purpose entity.

            (g) Borrower will maintain books and records and bank accounts separate from those of its affiliates and any constituent party. Borrower shall not change the principal place of its business without providing Lender with at least 30 days prior written notice of such change to Lender.

            (h) Borrower is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Borrower, any constituent party, any Guarantor or any affiliate of any constituent party or Guarantor).

            (i) Neither Borrower nor any constituent party will cause or seek the dissolution or winding up, in whole or in part, of Borrower.

            (j) Borrower will not commingle its funds and other assets with those of any constituent party, any Guarantor, any affiliate of Borrower, of any constituent party or of any Guarantor, or any other person.

            (k) Borrower will not file or consent to the filing of any petition to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

            (l) Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other person.

            (m) Borrower shall at all times maintain at least one duly appointed independent member of the Board of Directors of each of the Boards of Directors of the constituent Borrower entities, which member has not been at the time of such individual's appointment and may not have been at any time during the preceding two years: (i) a stockholder of, or an officer or an employee of such constituent Borrower entity; (ii) a customer of or supplier to any constituent Borrower entity; (iii) a person or other entity controlling any such stockholder, officer, employee, customer or supplier; or (iv) a member of the immediate family of any such stockholder, officer, employee, customer or supplier or any other director of any constituent Borrower entity. As used in this subsection (m), the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or entity, whether through ownership of voting securities by contract or otherwise. Notwithstanding anything to the contrary provided herein, such independent director may serve as a member of each of the Boards of Directors of the constituent Borrower entities and other entities affiliated with Servico, Inc., Servico Operations Corp. or Servico Management Corp.

            12. Maintenance of Mortgaged Property

            Borrower shall cause the Mortgaged Property to be maintained in a good and safe condition and repair. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Lender. Borrower shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof. Borrower shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be destroyed by any casualty, or become damaged, worn or dilapidated, or which may be affected by any proceeding of the character referred to in Section 8 hereof, and shall complete and pay for any structure at any time in the process of construction or repair on the Mortgaged Property; provided, however, that if Lender exercises its right to apply insurance proceeds other than for repair and restoration, Borrower shall have no independent obligation to fund the cost thereof or to make such repair or restoration. Except as expressly permitted in writing by Lender, Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction limiting or defining the uses which may be made of the Mortgaged Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without the prior written consent of Lender. Borrower shall not: (a) change the use of the Mortgaged Property as currently configured and utilized; (b) permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof; or (c) take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of ownership.

            13. Transfer or Encumbrance of the Mortgaged Property

            (a) Borrower acknowledges that Lender has examined and relied on the creditworthiness and experience of Borrower, its principals and beneficial owners in owning and operating properties such as the Mortgaged Property in agreeing to make the loan secured by the Mortgage, and that Lender will continue to rely on Borrower's ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Borrower default in the repayment of the Debt, Lender can recover the Debt by a sale of the Mortgaged Property. Except as permitted in Section 61 hereof or otherwise in accordance with the terms of the Loan Documents, Borrower shall not, without the prior written consent of Lender, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof, or permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

            (b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Section shall be deemed to include: (i) an installment sales agreement wherein Borrower agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; and
(iii) the voluntary or involuntary sale, conveyance or transfer to any entity or "controlled group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) which is not affiliated with such corporation in excess of forty-nine (49%) percent of such corporation's stock (or the stock of any such corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new voting stock in one or a series of transactions by which an aggregate of stock representing more than forty-nine (49%) percent of any such corporation's total outstanding stock having the power to vote for the election of directors shall be vested in a party or controlled group (as defined above) who are not now stockholders. Anything herein to the contrary notwithstanding, any shareholder of the corporations comprising Borrower may transfer its ownership interests in such corporations so long as the principals of Borrower as of the date hereof maintain controlling and voting ownership interest of no less than 51% of the beneficial controlling and voting interests of such corporations.

            (c) Except as expressly provided herein to the contrary, Lender may predicate its decision to grant or withhold consent hereunder on Lender's satisfaction, in its sole and absolute discretion, with all relevant factors which shall include, without limitation, the creditworthiness of the proposed transferee and such proposed transferee's management experience, and upon the execution of an assumption agreement in form and substance acceptable to Lender, the payment of an assumption fee equal to one (1%) percent of the then unpaid principal balance of the Note and the payment of all costs and expenses incurred by Lender in connection with the assumption including Lender's attorneys' fees. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrowers sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property without Lender's consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

            (d) Notwithstanding anything contained herein to the contrary, but subject to the requirements of subsection (f) of this Section, upon any transfer of capital stock in Servico, Inc., Servico Operations Corp. or Servico Management Corp. (collectively, the "Servico Entities") resulting in a change of control thereof, or upon the sale of all or substantially all of the assets of any of the Servico Entities, in either cash provided that Securities have not been issued, which change of control or sale of assets, as the case may be, in Lender's good faith judgment, would have an adverse effect on the Loan's ability to support at least a BBB- rating from all of Moody's Investors Service, Inc., Standard & Poor's Rating Group, Fitch Investor Service and Duff & Phelps, Inc. (or other nationally recognized rating agency) (the "Implied Rating"), Borrower shall upon demand make a prepayment of the principal amount of the Debt in an amount sufficient, in Lender's good faith judgment, to restore the Loan's ability to support the Implied Rating, together with any prepayment consideration payable under the Note. If the Loan's ability to support the Implied Rating cannot, in Lender's good faith judgment, be restored by such partial prepayment, the entire Debt, together with any prepayment consideration payable under the Note, shall become due and payable upon ten days notice from Lender. A transfer under this subsection (d) shall not constitute a transfer prohibited under subsection (a) or (b) of this Section or with respect to which subsections (c) and (h) of this Section shall apply.

            (e) Notwithstanding anything contained herein to the contrary, but subject to the requirements of subsection (f) of this Section, upon any transfer of capital stock in any of the Servico Entities resulting in a change of control thereof, or upon the sale of all or substantially all of the assets of any of the Servico Entities, in either case when Securities have been issued, unless such of Moody's Investors Service, Inc., Standard & Poor's Rating Group, Fitch Investor Service and Duff & Phelps, Inc. (or other nationally recognized rating agency) as have rated the Securities confirms in writing that as a result of such change of control or sale of assets, as the case may be, its then current rating of the Securities will not be downgraded, withdrawn or adversely affected, then Borrower shall upon demand make a prepayment of the principal amount of the Debt in an amount necessary to prevent such downgrade, withdrawal or other adverse effect, together with any prepayment consideration payable under the Note. If such downgrade, withdrawal or other adverse effect cannot be prevented by such partial prepayment, the entire Debt, together with any prepayment consideration payable under the Note, shall become due and payable upon ten days notice from Lender. A transfer under this subsection (e) shall not constitute a transfer prohibited under subsection (a) or (b) of this Section or with respect to which subsections (c) and (h) of this Section shall apply.

            (f) Any transferee of the capital stock of any of the Servico Entities (which underlying transfer results in a change of control thereof), or any transferee of all or substantially all of the assets of any of the Servico Entities, in either case in accordance with subsections (d) and (e) of this Section, shall satisfy each of the following requirements: (i) such transferee shall execute an assumption agreement in form and substance reasonably acceptable to Lender, (ii) such transferee shall have a minimum tangible net worth of not less than $45 million; and (iii) such transferee shall have a maximum debt-to-equity ratio of 3.5:1. Borrower shall reimburse Lender for all of its actual out of pocket expenses and third-party costs (including attorneys fees and expenses) in connection with such transfer and assumption, in no event to exceed $50,000 with respect to each such transfer.

            (g) Lender's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property shall not be deemed to be a waiver of Lender's right to require such consent in the future. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property made in contravention of this Section shall be null and void and of no force or effect.

            (h) Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable expenses (including, without limitation, Lender's out-of-pocket attorney's fees and disbursements (including on appeal), title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval or disapproval, and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

            (i) Anything herein to the contrary notwithstanding, transfers and partial releases of the Mortgaged Property shall be permitted in accordance with the terms of Section 61 hereof.

            14. Estoppel Certificates; Affidavits

            (a) Within ten (10) days after request, Borrower and Lender shall furnish the other with a statement, duly acknowledged and certified, setting forth: (i) the amount of the original principal amount of the Note; (ii) the then outstanding principal balance of the Note; (iii) the rate of interest of the Note; (iv) the date on which installments of interest and/or principal were last paid; (v) any offsets or defenses to the payment of the Debt; and (vi) that the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents are valid, legal and binding obligations, which have not been modified or if modified, giving particulars of such modification; provided, however, that neither Borrower nor Lender shall be required to provide a statement hereunder more frequently than once in a calendar quarter.

            (b) Within ten (10) days after request by Lender, but in no event more frequently than once in any 12-month period, Borrower shall furnish Lender with a certificate reaffirming all representations and warranties of Borrower set forth herein and in the other Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes.

            (c) Borrower shall deliver to Lender upon request, tenant estoppel certificates from each tenant under a Lease for more than 2,000 square feet in form and substance reasonably satisfactory to Lender; provided, however, that Borrower shall not be required to deliver such certificates more frequently than two times in any calendar year.

            15. Changes in the Laws Regarding Taxation

            If any law is enacted, adopted or amended after the date of this Agreement which deducts the Debt from the value of the Mortgaged Property for the purpose of taxation, or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Mortgaged Property, Borrower will pay such tax, with interest and penalties thereon, if any. In the event Lender or its counsel determines that the payment of such tax or interest and penalties by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender shall have the option, by written notice of not less than 180 days, to declare the Debt immediately due and payable.

            16. No Credits on Account of the Debt

            Borrower will not claim, demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of the Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than 180 days, to declare the Debt immediately due and payable.

            17. Documentary Stamps

            If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps (including, without limitation, any documentary stamps and mortgage filing privilege tax) to be affixed to the Note or the Mortgage, or shall impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

            18. Controlling Agreement

            It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Agreement and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

            19. Books and Records

            Borrower will maintain full and accurate books of accounts and other records reflecting the independent operations of each of the individual hotels comprising the Mortgaged Property. Borrower will furnish, or cause to be furnished to Lender, within 30 days of the end of each calendar month, the following items, each certified by a senior financial officer of Borrower as true, correct and complete as of the end of and for such period (subject to normal year-end adjustments), and as having been prepared in accordance with generally accepted accounting principles, consistently applied: (a) if requested by Lender, a written occupancy statement dated as of the last day of the most recently ended calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder;
(b) monthly and year to date operating statements detailing the total revenues received and total expenses incurred in connection with the ownership and operation of each of the individual hotels comprising the Mortgaged Property, including a comparison of the budgeted income and expenses and the actual income and expenses for such month and the year to date (which operating information shall include the hotel located thereon); and (c) a written statement for each hotel dated as of the last day of the most recently ended month showing the percentage of rooms rented and occupied during such month and the average daily room rate charged during such month. Upon request by Lender, Borrower will provide a detailed explanation of any variances of ten (10%) percent or more between budgeted and actual amounts for such periods. Borrower shall furnish, within 90 days following the end of each calendar year, an audited statement of the financial affairs and condition of each of the individual hotels comprising the Mortgaged Property, including a statement of profit and loss and a balance sheet, with supplementary profit and loss and balance sheet data, for each of the individual hotels comprising the Mortgaged Property for the immediately preceding fiscal year, prepared on a combined basis by an independent certified public accountant acceptable to Lender. Borrower shall deliver to Lender on or before December 31 of each calendar year an itemized operating budget and capital expenditure budget for each of the individual hotels comprising the Mortgaged Property and a management plan for each of the individual hotels comprising the Mortgaged Property for the next succeeding calendar year in such detail as Lender may reasonably request. Borrower shall promptly after receipt deliver to Lender copies of all quality inspection reports or similar reports or inspection results that are delivered to it by the Franchisor. At any time and from time to time Borrower shall deliver to Lender or its agents such other financial data as Lender or its agents shall reasonably request with respect to Borrower and the ownership, maintenance, use and operation of each of the individual hotels comprising the Mortgaged Property. All information required to be furnished to Lender pursuant to this Section shall be on the form provided by Lender (which form shall accompany Lender's request).

            20. Performance of Other Agreements

            Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any material agreement or recorded instrument affecting or pertaining to the Mortgaged Property. Nothing herein shall operate in derogation of any obligation of Borrower under the Loan Documents.

            21. Further Assurances; Right to Split the Loan

            (a) Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Lender shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Mortgage. Borrower, on demand, will execute and deliver and hereby authorizes Lender, upon the occurrence of an Event of Default, to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Mortgaged Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section; provided, however, that so long as Borrower is in compliance with the terms and conditions of this Agreement, Lender will first seek Borrower's assistance in exercising and perfecting such rights and remedies.

            (b) Borrower acknowledges that Lender intends to sell the loan evidenced by the Note and the Loan Documents to a party who may pool the Loan with a number of other loans and to have the holder of such loans grant participations therein or issue one or more classes of Mortgage Backed, Pass-Through Certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"); provided, however, that nothing herein shall require that Borrower act as issuer or depositor, or execute any registration statement, offering circular or memorandum in connection with the offering of Securities. The Securities may be rated by one or more national rating agencies. In this regard, Borrower agrees to make available to Lender, at Lender's sole cost and expense, all information concerning its business and operations which Lender reasonably requests. Lender may share such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan or the Securities. It is understood that the information provided by Borrower to Lender may ultimately be incorporated into the offering documents for the Securities and thus such information may be disclosed to various investors. Anything herein to the contrary notwithstanding, Borrower shall have no liability by reason of the offering or issuance of the Securities; provided, however, that nothing herein shall operate in derogation of any obligation of Borrower under the Loan Documents.

            (c) Lender shall have the right, at any time in its sole and absolute discretion, to split and sever the Loan into two or more separate loans. Borrower shall execute and deliver all such instruments, documents and other papers, and do or cause to be done all such acts and things as Lender may reasonably request in order to effect such splitter and severance. In no event shall any such splitter and severance expand or increase Borrower's liability or obligations hereunder, and Lender shall pay all of Borrower's actual out of pocket expenses and third-party costs (including attorneys fees and expenses (including on appeal)) in connection with such splitter and severance.

            22. Recording of Mortgage

            Borrower forthwith upon the execution and delivery of this Agreement and thereafter, from time to time, will cause the Mortgage, and any security instrument creating a lien or security interest or evidencing the lien thereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest thereof upon, and the interest of Lender in, the Mortgaged Property. Borrower will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of the Mortgage, any mortgage supplemental thereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage, any mortgage supplemental thereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do. Borrower shall hold harmless and indemnify Lender, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of the Mortgage.

            23. Reporting Requirements

            Borrower agrees to give prompt notice to Lender of the insolvency or bankruptcy filing of Borrower or any constituent thereof, or the death, insolvency or bankruptcy filing of any Guarantor.

            24. Events of Default

            The term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

            (a) if any portion of the Debt is not paid prior to the tenth (10th) day after the date such payment is due or if the entire Debt is not paid on or before the Maturity Date;

            (b) subject to Borrower's right to contest as provided herein, if any of the Taxes are not paid when due and payable, or if any Other Charges are not paid prior to delinquency;

            (c) if the Policies are not kept in full force and effect, or if the Policies or certificates thereof are not delivered to Lender upon request;

            (d) if Borrower transfers or encumbers any portion of the Mortgaged Property in a manner inconsistent with the terms of this Agreement;

            (e) if any representation or warranty of Borrower, or of any Guarantor, made herein, in any Loan Document, any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

            (f) if Borrower or any Guarantor shall make an assignment for the benefit of creditors, or if Borrower shall generally not be paying its debts as they become due;

            (g) if a receiver, liquidator or trustee of Borrower or of any Guarantor shall be appointed, or if Borrower or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or any Guarantor or if any proceeding for the dissolution or liquidation of Borrower or of any Guarantor shall be instituted; provided, however, that such appointment, adjudication, petition or proceeding, if involuntary and not consented to by Borrower or such Guarantor, shall constitute an Event of Default only if not being discharged, stayed or dismissed within 90 days;

            (h) if Borrower shall be in default under any ground lease or any other mortgage or security agreement covering any part of the Mortgaged Property, whether it be superior or junior in lien to the Mortgage, which default continues beyond applicable notice and grace periods, if any;

            (i) subject to Borrower's right to contest as provided herein, if the Mortgaged Property becomes subject to any mechanic's, materialman's or other lien except a lien for local real estate taxes and assessments not then due and payable and not bonded or dismissed within 30 days;

            (j) if Borrower fails to cure promptly or to proceed diligently and in accordance with prudent business practices to cure any violations of laws or ordinances affecting the Mortgaged Property;

            (k) except as permitted in this Agreement, the alteration, improvement, demolition or removal of any of the Improvements without the prior written consent of Lender;

            (l) if there shall occur any damage to the Mortgaged Property in any manner which is not covered by insurance solely as a result of Borrower's failure to maintain insurance required in accordance with this Agreement, which damage is not promptly repaired to Lender's satisfaction at Borrower's cost and expense;

            (m) if without Lender's prior written consent: (i) the manager under the Management Agreement (or any succeeding management agreement) resigns or is removed; (ii) except as permitted hereunder, the ownership, management or control of such manager is transferred to any person or entity; or (iii) there is any material change in or termination of the Management Agreement (or any succeeding management agreement);

            (n) if without Lender's prior written consent, there is any material adverse change in the Franchise Agreement (or any succeeding franchise agreement);

            (o) if for more than 30 days after receipt of notice from Lender, Borrower shall continue to be in default under any term, covenant, or condition of this Agreement, the Assignment, the Environmental Agreement or any of the other Loan Documents other than as specified in any of subsections (a) through
(n) of this Section; provided, however, that if the cure of any such default cannot reasonably be cured within such 30 day period and Borrower shall have promptly and diligently commenced to cure such default within such 30 day period, then the period to cure shall be deemed extended for up to an additional 60 days from Lender's default notice so long as Borrower diligently and continuously proceeds to cure such default to Lender's satisfaction;

            (p) if a default has occurred and continues beyond any applicable cure period under the Management Agreement if such default permits a party to terminate or cancel the Management Agreement;

            (q) if a default has occurred and continues beyond any applicable cure period under the Franchise Agreement if such default permits a party to terminate or cancel the Franchise Agreement, and the franchisor thereunder has initiated some affirmative action with respect to such default;

            (r) if Borrower ceases to operate a hotel on the Mortgaged Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to the Mortgaged Property or restoration of the Mortgaged Property after casualty or condemnation); or

            (s) if Borrower terminates or cancels the Franchise Agreement or operates the Mortgaged Property under the name of any hotel chain or system other than the respective franchises set forth on Schedule A hereto, without Lender's prior written consent; provided, however, that within two years of the date hereof any of Servico West Des Moines, Inc., Servico Council Bluffs, Inc. or Servico Omaha Central, Inc. may enter into franchise arrangements for any franchise listed on Schedule B hereto with respect to the hotel property owned by such Borrower entity.

            25. Late Payment Charge

            If any portion of the Debt is not paid prior to the tenth (10th) day after the date such payment is due (but not including the payment of the principal balance due on the Maturity Date), Borrower shall pay to Lender upon demand an amount equal to five (5%) percent of such overdue portion of the Debt, to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by the Mortgage, the Assignment, the Environmental Agreement and the other Loan Documents.

            26. Right to Cure Defaults

            Upon the occurrence of any Event of Default or, upon notice, if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without releasing Borrower from any obligation hereunder, take such action as Lender may deem necessary to protect its security for the Loan. Lender is authorized to enter upon the Mortgaged Property for such purposes or to appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose the Mortgage or collect the Debt, and the cost and expense thereof (including Lender's attorneys' fees (including on appeal) to the extent permitted by law), with interest at the Default Rate for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Mortgage, the Assignment, the Environmental Agreement and the other Loan Documents and shall be due and payable to Lender upon demand.

            27. Remedies

            (a) Upon the occurrence of any Event of Default, Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Mortgaged Property by Lender itself or otherwise including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

                  (i) declare the entire Debt to be immediately due and payable;

                  (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of the Mortgage in which case the Mortgaged Property or any interest therein may be sold for cash or otherwise in one or more parcels or in several interests or portions and in any order or manner;

                  (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of the Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of the Mortgage for the balance of the Debt not then due;

                  (iv) sell for cash or otherwise the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

                  (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Assignment, the Environmental Agreement, the other Loan Documents or in the Note;

                  (vi) recover judgment on the Note either before, during or after any proceedings for the enforcement of the Mortgage; provided, however, that nothing herein shall expand Lender's recourse as limited pursuant to Section 8 of the Note;

                  (vii) apply for the appointment of a trustee, receiver liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor or of any person, firm or other entity liable for the payment of the Debt;

                  (viii) revoke the license granted to Borrower to collect the Rents and other sums due under the Leases and enforce Lender's interest in the Leases and Rents and enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, and thereupon Lender may to the maximum extent permitted, or not restricted, under applicable law: (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (B) complete any existing or ongoing construction on the Mortgaged Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Borrower with respect to the Mortgaged Property, whether in the name of Borrower or otherwise including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof; and (E) apply the receipts from the Mortgaged Property to the payment of the Debt, after deducting therefrom all expenses (including Lender's attorneys' fees (including on appeal)) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

                  (ix) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupancy of any portion of the Mortgaged Property occupied by Borrower and require Borrower to vacate and surrender possession of the Mortgaged Property to Lender or to such receiver and, in default thereof, evict Borrower by summary proceedings or otherwise; and

                  (x) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code, including the right to establish a lock box for all Rents and other receivables of Borrower relating to the Mortgaged Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, the Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

            (b) The proceeds of any sale made under or by virtue of this Section, together with any other sums which then may be held by Lender under this Agreement, whether under the provisions of this Section or otherwise, shall be applied by Lender to the payment of the Debt in such priority and proportion as Lender in its sole discretion shall deem proper.

            (c) Lender may adjourn from time to time any sale by it to be made under or by virtue of the Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which such sale shall be so adjourned.

            (d) Upon the completion of any sale or sales pursuant hereto, Lender or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower, to act in its name and stead (such power of attorney being coupled with an interest, and irrevocable), to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Lender may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Borrower hereby ratifying and confirming all that its attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Borrower.

            (e) Upon any sale made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under the Mortgage.

            (f) No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Borrower shall affect in any manner or to any extent the lien of the Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired as before.

            (g) Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section at any time before the conclusion thereof, as determined in Lender's sole discretion and without prejudice to Lender.

            (h) Lender may resort to any remedies and the security given by the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents in whole or in part, and in such portions and in such order as determined by Lender's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents. The failure of Lender to exercise any right, remedy or option provided in the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents. No acceptance by Lender of any payment after the occurrence of any Event of Default and no payment by Lender of any obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Borrower, or Borrower's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Lender to Borrower, shall operate to release or in any manner affect the interest of Lender in the remaining Mortgaged Property or the liability of Borrower to pay the Debt. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

            (i) The interests and rights of Lender under the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents shall not be impaired by any claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

            33. Recovery of Sums Required to Be Paid

            Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as they become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced. Nothing herein shall expand Lender's recourse as limited pursuant to Section 8 of the Note.

            34. Marshalling and Other Matters

            Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay and extension laws now or hereafter in force, and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, to the extent permitted by applicable law, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Mortgage on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Agreement and on behalf of all persons to the extent permitted by applicable law.

            35. Hazardous Substances

            Borrower hereby represents and warrants to Lender that, to the best of Borrower's knowledge, after due inquiry and investigation, and except as disclosed in the environmental audits of the Mortgaged Property furnished to Lender in connection with the Loan: (a) the Mortgaged Property is not in direct or indirect violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, and any state super-lien and environmental clean-up statutes (collectively, "Environmental Laws"); (b) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to hazardous and/or toxic, dangerous and/or regulated, substances, solvents, wastes, materials, pollutants or contaminants, petroleum, tremolite, anthlophylie or actinolite or polychlorinated biphenyls (including, without limitation, any raw materials which include hazardous constituents) and any other substances, materials or solvents which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances"); (c) no Hazardous Substances are or have been, prior to Borrower's acquisition of the Mortgaged Property, discharged, generated, treated, disposed of or stored on, incorporated in or removed or transported from the Mortgaged Property other than in compliance with all Environmental Laws; and (d) no underground storage tanks exist on any of the Mortgaged Property. So long as Borrower owns or is in possession of the Mortgaged Property, Borrower shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances (other than de minimis quantities of Hazardous Substances that are necessary and lawfully used in the operation of the Mortgaged Property as a hotel or motel, and which are stored and disposed of in compliance with all Environmental Laws) and in compliance with all Environmental Laws, shall promptly notify Lender if Borrower shall become aware of any Hazardous Substances on the Mortgaged Property and/or if Borrower shall become aware that the Mortgaged Property is in direct or indirect violation of any Environmental Laws and Borrower shall remove such Hazardous Substances and/or cure such violations, as applicable, as required by law, promptly after Borrower becomes aware of such Hazardous Substances or such violations, at Borrower's sole expense. Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure. Upon Lender's request, at any time and from time to time while this Agreement is in effect (but in no event more frequently than once in any three-year period or more frequently if specific facts and circumstances reasonably dictate, or otherwise at Lender's election but at Lender's expense), Borrower shall provide at Borrower's sole expense, an inspection or audit of the Mortgaged Property prepared by a licensed hydrogeologist or licensed environmental engineer approved by Lender indicating the presence or absence of Hazardous Substances on the Mortgaged Property. If Borrower fails to provide such inspection or audit within 30 days after such request, Lender may order such inspection or audit, and Borrower hereby grants to Lender and its employees and agents access to the Mortgaged Property and a license to undertake such inspection or audit. The cost of such inspection or audit shall be paid by Borrower and added to the principal balance of the sums due under the Note and the Mortgage and shall bear interest thereafter until paid at the Default Rate. The obligations and liabilities of Borrower under this Section which relate to conditions created or arising during Borrower's ownership of the Mortgaged Property and prior to Lender's taking possession of the Mortgaged Property shall survive any termination, satisfaction, or assignment of the Mortgage and the exercise by Lender of any of its rights or remedies thereunder including, without limitation, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

            36. Asbestos

            (a) Borrower represents and warrants that, to the best of Borrower's knowledge, after due inquiry and investigation, and except as disclosed in the environmental audits of the Mortgaged Property furnished to Lender in connection with the Loan, no asbestos or any substance containing asbestos (collectively, "Asbestos") is located on the Mortgaged Property. Borrower shall not install in the Mortgaged Property, nor permit to be installed in the Mortgaged Property, Asbestos and shall remove any Asbestos promptly upon discovery to the satisfaction of Lender, at Borrower's sole expense. Upon Lender's request, at any time and from time to time (but in no event more frequently than once in any three-year period or more frequently if specific facts and circumstances reasonably dictate, or otherwise at Lender's election but at Lender's expense), Borrower shall provide, at Borrower's sole expense, an inspection or audit of the Mortgaged Property prepared by an engineering or consulting firm approved by Lender, indicating the presence or absence of Asbestos on the Mortgaged Property. If Borrower fails to provide such inspection or audit within 30 days after such request, Lender may order such inspection or audit. The cost of such inspection or audit shall be paid by Borrower and added to the principal balance of the sums due under the Note and the Mortgage, and shall bear interest thereafter until paid at the Default Rate. The obligations and liabilities of Borrower under this Section which relate to conditions created or arising during Borrower's ownership of the Mortgaged Property and prior to Lender's taking possession of the Mortgaged Property shall survive any termination, satisfaction, or assignment of the Mortgage and the exercise by Lender of any of its rights or remedies thereunder, including but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

            (b) Borrower has developed an operations and maintenance plan (the "O&M Plan") for the Mortgaged Property with respect to the presence of Asbestos in the Improvements. Borrower covenants and agrees that it shall comply in all respects with the terms and conditions of the O&M Plan. Borrower shall not modify or amend the O&M Plan without Lender's prior written consent unless required by Environmental Laws. Borrower shall not remove, disturb or encapsulate or otherwise remediate the Asbestos in the Improvements except in compliance with all Environmental Laws. If Borrower makes any alterations or modifications to the Improvements that would disturb or expose any Asbestos in the Improvements or cause any of such Asbestos to become friable, Borrower shall remove or encapsulate such Asbestos in compliance with all applicable Environmental Laws before allowing occupancy of such space or opening such space to the public.

            37. Environmental Monitoring

            Borrower shall give prompt written notices to Lender of: (a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance on, under, from or about the Mortgaged Property; (b) all claims made or threatened by any third party against Borrower or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance; and (c) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Borrower shall permit Lender to join and participate, as a party if it so elects, in any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all attorneys' fees (including on appeal) incurred by Lender in connection therewith. In the event that any environmental site assessment report prepared for the Mortgaged Property recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Borrower shall cause such operations and maintenance plan to be prepared and implemented at Borrower's expense upon request of Lender and in accordance with the recommendation. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration, or other work of any kind which is reasonably necessary or desirable under an applicable Environmental Law ("Remedial Work"), Borrower shall, at its sole cost and expense, commence and thereafter diligently prosecute to completion all such Remedial Work within 30 days after written demand by Lender for performance thereof (or such shorter period of time as may be required under applicable law).

            38. Management of the Hotel

            Borrower further covenants and agrees with Lender as follows:

            (a) Borrower shall cause the hotel located on the Mortgaged Property to be operated pursuant to the Franchise Agreement and the Management Agreement.

            (b) Borrower shall:

                  (i) pay all sums required to be paid by Borrower under the Franchise Agreement and the Management Agreement and promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Franchise Agreement and the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

                  (ii) promptly notify Lender of any default under the Franchise Agreement or the Management Agreement of which it is aware and provide Lender with copies of any notices delivered in connection therewith;

                  (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreement or the Management Agreement;

                  (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the franchisor under the Franchise Agreement and the manager under the Management Agreement;

                  (v) assign to Lender any right it may have to modify the Franchise Agreement (to the extent such rights are assignable) or the Management Agreement;

                  (vi) grant Lender the right, but Lender shall be under no obligation, upon an Event of Default (or otherwise upon notice from Lender) to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Franchise Agreement shall be kept unimpaired and free from default;

                  (vii) use its reasonable efforts to obtain, from time to time, from the franchisor under the Franchise Agreement such certificates of estoppel with respect to compliance by Borrower with the terms of the Franchise Agreement as may be requested by Lender; and

                  (viii) exercise each individual option, if any, to extend or renew the term of the Franchise Agreement upon demand by Lender made at any time within one year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise, upon an Event of Default, any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Notwithstanding the foregoing, Borrower shall not be required to extend or renew the Franchise Agreement if Lender consents to Borrower's request to enter into franchise arrangements with a franchisor other than the franchisor under the Franchise Agreement.

            (c) Borrower shall not, without Lender's prior written consent: (i) surrender, terminate or cancel the Franchise Agreement or the Management Agreement; (ii) reduce or consent to the reduction of the term of the Franchise Agreement or the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Franchise Agreement or the Management Agreement; (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Franchise Agreement or the Management Agreement in any material respect; or (v) operate the Mortgaged Property under the name of any hotel chain or system other than as set forth on Schedule A with respect to each hotel comprising the Mortgaged Property. Anything herein to the contrary notwithstanding, within two years of the date hereof any of Servico West Des Moines, Inc., Servico Council Bluffs, Inc. or Servico Omaha Central, Inc. may terminate its current affiliation with Best Western International, Inc., and enter into franchise arrangements for any franchise listed on Schedule B hereto with respect to the hotel property owned by such Borrower entity.

            (d) Except as set forth in the Management Agreement and the Cash Management Agreement, Borrower shall not, without Lender's prior written consent, enter into transactions with any affiliate including, without limitation, any arrangement providing for the management of the hotel on the Mortgaged Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of Borrower if the monetary or business consideration arising therefrom would be substantially as advantageous to Borrower as the monetary or business consideration which would obtain in a comparable transaction with a person not an affiliate of Borrower.

            (e) Borrower irrevocably authorizes and directs Franchisor, from and after an Event of Default, to deliver to Lender: (i) all operating information concerning the Property submitted by Borrower to Franchisor; (ii) the written results of all quality assurance inspections of the Property performed by Franchisor's Quality Assurance Directors; and (iii) such other information that Lender or Lender's agents may reasonably request, from time to time, including any information in the possession of Franchisor relating to Borrower not included in the reports referred to above; provided, however, that in the absence of an Event of Default Lender shall obtain any such information only from Borrower.

            39. Handicapped Access

            (a) Borrower agrees that the Mortgaged Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, "Access Laws").

            (b) Notwithstanding any provisions set forth herein or in any other document regarding Lender's approval of alterations of the Mortgaged Property, Borrower shall not alter the Mortgaged Property in any manner which would increase Borrower's responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer or other person acceptable to Lender.

            (c) Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

            40. ERISA

            (a) Borrower covenants and agrees that it shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, the Mortgage, this Agreement and the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended ("ERISA").

            (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of this Agreement, as requested by Lender in its sole discretion, that: (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of
Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

            (A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. ss. 2510.3-101(b)(2);

            (B) Less than 25 percent of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. ss. 2510.3-101(f)(2); or

            (C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. ss. 2510.3-101(c) or
      (e) or an investment company registered under The Investment Company Act of 1940.

            41. Indemnification

            (a) In addition to any other indemnifications provided herein, in the Assignment, the Environmental Agreement or in the other Loan Documents, Borrower shall protect, defend, indemnify and save harmless Lender from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, out-of-pocket attorneys' fees and expenses (including on appeal)), imposed upon or incurred by or asserted against Lender by reason of: (i) ownership of the Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents; (ii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) any failure on the part of Borrower to perform or comply with any of the terms of this Agreement; (v) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (vi) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Mortgaged Property or any other property;
(vii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos;
(viii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; (ix) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any remedial action, out-of-pocket attorney's and consultant's fees (including on appeal), investigation and laboratory fees, court costs, and litigation expenses; (x) any failure of the Mortgaged Property to comply with any Access Laws; (xi) any representation or warranty made in the Note, the Mortgage, this Agreement, the Environmental Agreement or the other Loan Documents being false or misleading in any material respect, or otherwise in any respect if made willfully or knowingly, as of the date such representation or warranty was made; (xii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Mortgaged Property or any part thereof under any legal requirement or any liability asserted against Lender with respect thereto; and
(xiii) the claims of any lessee of all or any portion of the Mortgaged Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Any amounts payable to Lender by reason of the application of this Section shall be immediately due and payable, shall be secured by the Mortgage and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. The obligations and liabilities of Borrower under this Section shall survive any termination, satisfaction or assignment of this Agreement or the entry of a judgment of foreclosure, sale of the Mortgaged Property by nonjudicial foreclosure sale, or delivery of a deed in lieu of foreclosure. The indemnification provided for herein shall not apply to liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses imposed upon or incurred by or asserted against Lender by reason of Lender's willful acts or Lender's gross negligence or for any matters arising from a state of facts first coming into existence after Lender's succession to possession of the Mortgaged Property.

            (b) Any indemnitee making a claim for indemnification hereunder shall notify Borrower of the claim in writing promptly after receiving written notice of any action, lawsuit, proceedings, investigation or other claim against it describing the claim, the amount thereof (if known and quantifiable) and the basis thereof.

            (c) Borrower shall be entitled to participate in the defense of the action, lawsuit, proceeding, investigation or other claim giving rise to such claim of indemnification at its expense and at its option and shall be entitled to appoint counsel in such defense with such counsel reasonably acceptable to Lender.

            (d) Lender shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of such separate counsel to be borne by Lender. Borrower shall obtain the prior written consent of Lender (not to be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against Lender or if such settlement does not expressly unconditionally release Lender from all liabilities and obligations with respect to such claim.

            (e) In the event Borrower elects not to participate in the defense of such claim Lender shall have the right to control the defense of such claim and make any compromise or settlement thereof, which in the sole judgment of Lender is exercised in a commercially reasonable manner, which shall be binding upon Borrower following Borrower's receipt of notice of such settlement and Borrower's consent to such settlement, which shall not be unreasonably withheld.

            42. Notice

            Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed given on the next business day if sent by Federal Express or other reputable overnight courier and designated for next business day delivery, or on the third day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, addressed to the address, as set forth above, of the party to whom such notice is to be given, or to such other address or additional party as Borrower or Lender, as the case may be, shall in like manner designate in writing.

            43. Authority

            Borrower represents and warrants that: (a) it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Agreement, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Agreement on Borrower's part to be performed; and (b) Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations. Lender represents and warrants that it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Agreement.

            44. Waiver of Notice

            Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by Lender to Borrower.

            45. Remedies of Borrower

            In the event that a claim or adjudication is made that Lender has acted unreasonably or has unreasonably delayed acting in any case where by law or under the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrowers remedies shall be limited to specific performance, injunctive relief or declaratory judgment.

            46. Sole Discretion of Lender

            Wherever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

            47. Non-Waiver

            The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Agreement. Borrower shall not be relieved of Borrower's obligations hereunder by reason of:
(a) the failure of Lender to comply with any request of Borrower or any Guarantor to take any action to foreclose the Mortgage or otherwise to enforce any of the provisions hereof or of the Note, the Assignment, the Environmental Agreement or the other Loan Documents; (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof; or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents. Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclosure the Mortgage. The rights and remedies of Lender under this Agreement shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

            48. No Oral Change

            This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

            49. Liability

            If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several, and any reference to the "Mortgaged Property" shall refer to each of the individual hotels comprising the Mortgaged Property, and to all of such hotels, collectively, as the context may require. Subject to the provisions hereof requiring Lender's consent to any transfer of the Mortgaged Property, this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

            50. Inapplicable Provisions

            If any term, covenant or condition of the Note, the Mortgage or this Agreement is held to be invalid, illegal or unenforceable in any respect, the Note, the Mortgage and this Agreement shall be construed without such provision.

            51. Section Headings

            The headings and captions of the various Sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

            52. Counterparts

            This Agreement may be executed in any number of counterparts and each such duplicate original shall be deemed to be an original.

            53. Certain Definitions

            Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Agreement may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower, and each constituent party of Borrower, individually, as the context may require, and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein", the word "Lender" shall mean "Lender and any subsequent holder of the Note", the word "Debt" shall mean "the Note and any other evidence of indebtedness secured by the Mortgage", the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein, and shall refer to each and every property comprising the Mortgaged Property, as the context may require, and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees including, without limitation, fees at the pretrial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

            54. Homestead

            Borrower hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Debt, or any part thereof.

            55. Assignments

            Lender shall have the right to assign or transfer its rights under this Agreement without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Lender under this Agreement. In no event shall any such assignment release Lender from its obligations hereunder.

            56. SUBMISSION TO JURISDICTION

            BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEBRASKA, KANSAS OR IOWA STATE OR FEDERAL COURT SITTING IN DOUGLAS

COUNTY, NEBRASKA, SEDGWICK COUNTY, KANSAS OR POTTAWATTAMIE OR POLK COUNTY, IOWA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. LENDER MAY, AT ITS SOLE DISCRETION, ELECT THE STATE OF NEBRASKA, DOUGLAS COUNTY, STATE OF KANSAS, SEDGWICK COUNTY, STATE OF IOWA, POTTAWATTAMIE OR POLK COUNTY, OR THE UNITED STATES OF AMERICA, FEDERAL DISTRICT COURT HAVING JURISDICTION OVER ANY SUCH COUNTY, AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.

            57. Agent for Receipt of Process

            Borrower hereby irrevocably appoints Popham, Haik, Schnobrich & Kaufman, Ltd., 3300 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, Attn.: Lewis J. Rotman, Esq., as its authorized agent to accept and acknowledge, on behalf of Borrower, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 56 hereof in any State or Federal court within Douglas, Sedgwick, Pottawattamie or Polk County. If such agent shall cease so to act, Borrower shall irrevocably designate and appoint without delay another such agent satisfactory to Lender, and shall promptly deliver to Lender written evidence of such other agent's acceptance of such appointment.

            58. Service of Process

            To the extent permitted by applicable law, process in any suit, action or proceeding of the nature referred to in Section 56 hereof may be served: (a) by registered or certified mail, postage prepaid, to Borrower at the address set forth above or to such other address of which Borrower shall have given Lender written notice; or (b) if Borrower shall not have made an appearance within 21 days after service in accordance with clause (a) of this Section, by hand delivery to the agent identified in Section 57 hereof, or such successor agent as shall have been identified in accordance with Section 57 hereof. Nothing in this Section shall affect the Lender's right to serve process in any manner permitted by law, or limit Lender's right to bring proceedings against Borrower in the courts of any other jurisdiction.

            59. WAIVER OF JURY TRIAL

            BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THE MORTGAGE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

            60. CHOICE OF LAW

            THIS LOAN AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEBRASKA AND SHALL IN

ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH JURISDICTION.

            61. Release of Portions of the Mortgaged Property

            (a) Any one or more individual hotels that comprises a portion of the Mortgaged Property may be released from the lien of the Mortgage provided that, in each instance: (i) no Event of Default shall have occurred and be continuing; (ii) the Release Conditions are satisfied; (iii) Borrower pays to Lender the applicable release price set forth on Schedule A with respect to such hotel, together with all other sums then due and payable in respect of the Loan (including, without limitation, the prepayment consideration payable under the Note, and interest, late fees, costs and expenses payable in accordance herewith); and (iv) Borrower shall deliver to Lender a current title search with respect to the remaining Mortgaged Property showing no liens or other encumbrances other than as permitted hereunder or to which Lender shall have consented. In order to confirm or effect such release, Lender shall execute one or more instruments, in recordable form, evidencing such release and the release of the constituent Borrower party from liability in respect of the Loan.

            (b) Nothing herein shall obligate Borrower to repay principal in excess of the Loan.

            (c) Upon a release of a portion of the Mortgaged Property pursuant to this Section any balance remaining under the Replacement Agreement and under the Repair Agreement in respect of such released property shall be promptly returned to Borrower. Any balance remaining in the Tax and Insurance Escrow Fund in respect of such released property shall also be promptly returned to Borrower.

            62. Limitations on Recourse

            Anything herein to the contrary notwithstanding, Lender's recourse upon the occurrence of an Event of Default hereunder is limited pursuant to the express provisions of the Note.

            63. Cash Management Arrangements

            (a) As more particularly provided in the Cash Management Agreement, upon the occurrence of an Event of Default Borrower shall cease to participate in the cash management arrangements thereunder.

            (b) Upon an Event of Default by reason of Borrower's failure to make any payment to Lender when due under the Loan Documents, Lender may give written notice to the manager under the Management Agreement and to Borrower directing such manager thereafter to collect the gross income generated or otherwise derived from each property comprising the Mortgaged Property for payment to Lender. All such gross income so collected shall be wired to Lender within one business day after receipt thereof. Upon curing such Event of Default and provided that: (i) no other Event of Default has occurred by reason of Borrower's failure to make any payment to Lender when due under the Loan Documents; and (ii) Lender has not then accelerated the maturity of the Loan by reason of any Event of Default, then Lender shall give notice to such manager and to Borrower directing such manager thereafter to discontinue payment to Lender of such gross income. For so long as gross income is being paid to Lender as provided in this subsection (b) of this Section, such sums shall be applied by Lender in the order of priority set forth in Section 2(a) hereof (provided, however, that with respect to the application of any such sums to the reduction of the principal balance of the Loan under Section 2(a)(v), such application shall be only to the extent that such sums are then due and payable under the
Note), with the balance, if any, to be paid to Borrower.

            IN WITNESS WHEREOF, Borrower and Lender have executed this instrument as of the day and year first above written.

                                    BORROWERS:

                                    SERVICO COUNCIL BLUFFS, INC.

                                    By: /s/ David Buddemeyer         (seal)
                                        ----------------------------
                                          David Buddemeyer
                                          President


                                    SERVICO WEST DES MOINES, INC.

                                    By: /s/ David Buddemeyer         (seal)
                                        ----------------------------
                                          David Buddemeyer
                                          President


                                    SERVICO OMAHA, INC.

                                    By: /s/ David Buddemeyer         (seal)
                                        ----------------------------
                                          David Buddemeyer
                                          President


                                    SERVICO OMAHA CENTRAL, INC.

                                    By: /s/ David Buddemeyer         (seal)
                                        ----------------------------
                                          David Buddemeyer
                                          President


                                    SERVICO WICHITA, INC.

                                    By: /s/ David Buddemeyer         (seal)
                                        ----------------------------
                                          David Buddemeyer
                                          President


                                    LENDER:

                                    GMAC COMMERCIAL MORTGAGE CORPORATION

                                    By: /s/ Morgan G. Earnest, II    (seal)
                                        ----------------------------
                                          Morgan G. Earnest, II
                                          Senior Vice President

STATE OF MINNESOTA    )

                :     ss.:

COUNTY OF HENNEPIN    )

            The foregoing instrument was acknowledged before me this 17th day of July, 1996, by David Buddemeyer, President of SERVICO COUNCIL BLUFFS, INC., an Iowa corporation, SERVICO WEST DES MOINES, INC., an Iowa corporation, SERVICO OMAHA, INC., a Nebraska corporation, SERVICO OMAHA CENTRAL, INC., a Nebraska corporation, and SERVICO WICHITA, INC., a Kansas corporation, who is personally known to me or who produced his driver's license as identification and who did take oath, on behalf of each of the foregoing corporations.


                                        /s/ Leeann K. Peterson
                                        ---------------------------
                                               Notary Public
                                               Print Name:

                                               [NOTARY STAMP]

STATE OF Va.        )

              :     ss.:

COUNTY OF Fairfax   )

            The foregoing instrument was acknowledged before me this 18th day of July, 1996, by Morgan Earnest, S.V.P. of GMAC Commercial Mortgage Corporation, a California corporation, who is personally known to me or who produced his driver's license as identification and who did take oath, on behalf of the corporation.



                                        /s/ Gail V. Henson
                                        ---------------------------
                                               Notary Public
                                               Print Name:

                                               [NOTARY STAMP]

                                   SCHEDULE A

                          List of Mortgaged Properties

---------------------------------------------------------------------------------------------------------------
Name/Address                      Franchise Agreement              Franchisor             Management
                                                                                          Agreement
---------------------------------------------------------------------------------------------------------------
Best Western                      License and Lease Agreement      Best Western           Consulting Agreement
11040 Hickman Road at I-80        dated July 27, 1993              International, Inc.    dated as of the date
West Des Moines, Iowa 50325                                                               hereof
---------------------------------------------------------------------------------------------------------------
Best Western                      License and Lease Agreement      Best Western           Consulting Agreement
3537 West Broadway                dated November 8,1993            International, Inc.    dated as of the date
Council Bluffs, Iowa 51501                                                                hereof
---------------------------------------------------------------------------------------------------------------
Holiday Inn - Wichita Airport     Holiday Inn Change of            Holiday Inn            Consulting Agreement
5500 West Kellogg                 Ownership Agreement              Franchising, Inc.      dated as of the date
Wichita, Kansas 67209             dated July __, 1996                                     hereof
---------------------------------------------------------------------------------------------------------------
Sheraton Four Points              License Agreement                Sheraton Inns, Inc.    Consulting Agreement
4888 South 118 Street at I-80     dated as of July __, 1996                               dated as of the date
Omaha, Nebraska 68137                                                                     hereof
---------------------------------------------------------------------------------------------------------------
Best Western Central              License and Lease Agreement      Best Western           Consulting Agreement
3702 South 72nd Street at I-80    dated May 22, 1992               International, Inc.    dated as of the date
Omaha, Nebraska 68124                                                                     hereof
---------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------
Name/Address                      Manager                      Release Price

----------------------------------------------------------------------------
Best Western                      Servico Management Corp.     $3,825,000.00
11040 Hickman Road at I-80
West Des Moines, Iowa 50325
----------------------------------------------------------------------------
Best Western                      Servico Management Corp.     $1,956,250.00
3537 West Broadway
Council Bluffs, Iowa 51501
----------------------------------------------------------------------------
Holiday Inn - Wichita Airport     Servico Management Corp.     $6,093,750.00
5500 West Kellogg
Wichita, Kansas 67209
----------------------------------------------------------------------------
Sheraton Four Points              Servico Management Corp.     $3,043,750.00
4888 South 118 Street at I-80
Omaha, Nebraska 68137
----------------------------------------------------------------------------
Best Western Central              Servico Management Corp.     $6,131,250.00
3702 South 72nd Street at I-80
Omaha, Nebraska 68124
----------------------------------------------------------------------------

                                   SCHEDULE B

     List of Acceptable New Franchises for Current Best Western Properties

1.    Sheraton

2.    Sheraton Four Points

3.    Radisson

4.    Radisson Inn and Suites

5.    Holiday Inn

6.    Holiday Inn Express

7.    Holiday Inn and Suites

8.    Holiday Inn Select

9.    Comfort Inn

10.   Comfort Inn and Suites

11.   Omni

12.   Hilton

13.   Hilton Inn

14.   Marriott

15.   Courtyard by Marriott

16.   Hampton Inn

17.   Hampton Inn and Suites